Registration No. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       THE DUN & BRADSTREET CORPORATION
            (Exact name of Registrant as specified in its charter)

               Delaware                              13-2740040
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                      The Dun & Bradstreet Corporation
                            One Diamond Hill Road
                            Murray Hill, NJ 07974
  (Address, including zip code, of Registrant's principal executive office)

                     KEY EMPLOYEES PERFORMANCE UNIT PLAN

                          (Full title of the Plan)


                            Nancy L. Henry, Esq.
                Senior Vice President and Chief Legal Counsel
                      The Dun & Bradstreet Corporation
                            One Diamond Hill Road
                            Murray Hill, NJ 07974
                               (908) 665-5000
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 Copies to:
                            Joel S. Hoffman, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000

                        CALCULATION OF REGISTRATION FEE


                                                                  Proposed             Proposed
                                                 Amount to         Maximum             Maximum                 Amount of
                                                     be          Offering Price        Aggregate              Registration
Title of Securities to be Registered             Registered       Per Share<F1>        Offering Price<F1>        Fee<F1>
--------------------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par value per share<F2>        2,000,000        $32.03125         $64,062,500              $18,898.44


<F1> Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low closing prices of the Common Stock reported on the New York Stock Exchange Composite Tape on February 17, 1998.

<F2> Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     The following documents filed by The Dun & Bradstreet Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A-1 dated April 2, 1997 and Form 10-K/A-2 dated June 19, 1997.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          (c) The description of the Company's capital stock contained in the Company's Registration Statement on Form S-3 (Registration No. 33-10462) filed on November 28, 1986.

          (d) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A (File No. 1-7155) filed on October 28, 1988.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware
(the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees),judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     The indemnification rights conferred by the Restated Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

         4.1 Restated Certificate of Incorporation of the Company dated June 15, 1988 (incorporated herein by reference to Exhibit 4(A) to Registration No. 33-25774 on Form S-8 filed November 25, 1988).

         4.2 By-Laws of the Company (incorporated herein by reference to Exhibit E to the registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-7155) filed March 25, 1994).

         4.3 The Rights Agreement, dated as of October 19, 1988, between the Company and Morgan Shareholder Services Trust Company (attached as Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 1-7155) filed on October 28, 1988 and incorporated herein by reference).

         5            Opinion of Nancy L. Henry, Senior Vice
                      President and Chief Legal Counsel

         23.1         Consent of Coopers & Lybrand L.L.P.

         23.2         Consent of Nancy L. Henry, Senior Vice
                      President and Chief Legal Counsel (included in Exhibit 5)

         24           Power of Attorney

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on this 18th day of February, 1998.

                                           THE DUN & BRADSTREET CORPORATION
                                                     (Registrant)


                                           By      /s/ Nancy L. Henry
                                              ------------------------------
                                                    Nancy L. Henry
                                                    Senior Vice President
                                                    and Chief Legal Counsel




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                          Title                  Date
         ---------                          -----                  -----

Volney Taylor                    Chairman, Chief Executive
------------------------------   Officer and Director
       Volney Taylor             (principal executive
                                  officer)



Frank S. Sowinski                Senior Vice President and
------------------------------   Chief Financial Officer
       Frank S. Sowinski         (principal financial
                                  officer)


Chester J. Geveda, Jr.            Vice President-Controller
------------------------------    (principal accounting
   Chester J. Geveda, Jr.          officer)



*Hall Adams, Jr.
------------------------------    Director
      Hall Adams, Jr.


*Clifford L. Alexander, Jr.
------------------------------    Director
 Clifford L. Alexander, Jr.


*Mary Johnston Evans
------------------------------    Director
    Mary Johnston Evans

*Ronald L. Kuehn, Jr.
------------------------------   Director
    Ronald L. Kuehn, Jr.


*Robert J. Lanigan
------------------------------   Director
     Robert J. Lanigan



*Vernon R. Loucks Jr.
------------------------------   Director
    Vernon L. Loucks Jr.


*Henry A. McKinnell
------------------------------   Director
     Henry A. McKinnell


*John R. Meyer
------------------------------   Director
       John R. Meyer


*James R. Peterson
------------------------------   Director
     James R. Peterson


*Michael R. Quinlan
------------------------------    Director
     Michael R. Quinlan
                                                        February 18, 1998

*By  /s/ Nancy L. Henry
------------------------------
      Attorney-in-Fact

                               INDEX TO EXHIBITS

         Exhibit                  Description                 Sequentially
         Number                                               Numbered Page

         4.1          Restated Certificate of Incorporation
                      of the Company dated June 15, 1988
                      (incorporated herein by reference to
                      Exhibit 4(a) to Registration No. 33-
                      25774 on Form S-8 filed November 25,
                      1988).

         4.2          By-Laws of the Company (incorporated
                      herein by reference to Exhibit E to
                      the registrant's Annual Report on
                      Form 10-K for the year ended December
                      31, 1993 (File No. 1-7155) filed
                      March 25, 1994).

         4.3          The Rights Agreement, dated as of
                      October 19, 1988, between the Company
                      and Morgan Shareholder Services Trust
                      Company (attached as Exhibit 1 to the
                      Company's Registration Statement on
                      Form 8-A (File No. 1-7155) filed on
                      October 28, 1988 and incorporated
                      herein by reference).

         5            Opinion of Nancy L. Henry, Senior
                      Vice President and Chief Legal
                      Counsel

         23.1         Consent of Coopers & Lybrand L.L.P.

         23.2         Consent of Nancy L. Henry, Senior
                      Vice President and Chief Legal
                      Counsel (included in Exhibit 5)

         24           Power of Attorney

                                                             Exhibit 5

                                             February 18,1998



The Dun & Bradstreet Corporation
One Diamond Hill Road
Murray Hill, NJ 07974


Ladies & Gentlemen:

              I have acted as counsel to The Dun & Bradstreet Corporation, a

Delaware corporation (the "Company"), in connection with the Registration

Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the

Securities Act of 1933, as amended (the "Securities Act"), relating to

2,000,000 shares of the Company's common stock, par value $1.00 per share

(the "Common Stock"), which may be issued to employees of the Company in accordance with the Key Employees Performance Unit Plan for The Dun &

Bradstreet Corporation and Subsidiaries (the "Plan").

              I have examined a copy of the Registration Statement (including the exhibits thereto) and the related Prospectus (the "Prospectus"). In addition, I have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              I hereby advise you that in my opinion shares of Common Stock issuable in accordance with the Plan when duly authorized and issued as contemplated by the Registration Statement, the Prospectus and the Plan will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

              I am a member of the Bar of the State of New York and I do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

              I hereby consent to the filing of this opinion letter as an

Exhibit to the Registration Statement.



                                                       Very truly yours,

                                                       /s/ Nancy L. Henry

                                                       NANCY L. HENRY

                                                            Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



       We consent to the incorporation by reference in this registration statement on Form S-8 of The Dun & Bradstreet Corporation ("D&B") of our reports dated February 26, 1997, on our audits of the consolidated financial statements and financial statement schedule, which are included or incorporated by reference in D&B's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A-1 dated April 2, 1997 and Form 10-K/A-2 dated June 19, 1997.



/s/ Coopers & Lybrand L.L.P.

New York, New York
February 18, 1998

                                                             Exhibit 24

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of The Dun & Bradstreet Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Nancy L. Henry and Mitchell C. Sussis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") to be issued to employees of the Company pursuant to the Company's Key Employees Performance Unit Plan for The Dun & Bradstreet Corporation and Subsidiaries, to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



               Signature                 Title                   Date

/s/ Hall Adams, Jr.                     Director            December 17, 1997
------------------------------
Hall Adams, Jr.


/s/ Clifford L. Alexander, Jr.          Director            December 17, 1997
------------------------------
Clifford L. Alexander, Jr.


/s/ Mary Johnston Evans                 Director            December 17, 1997
------------------------------
Mary Johnston Evans

/s/ Ronald L. Kuehn, Jr.                Director            December 17, 1997
------------------------------
Ronald L. Kuehn, Jr.

/s/ Robert J. Lanigan                   Director            December 17, 1997
------------------------------
Robert J. Lanigan


/s/ Vernon R. Loucks Jr.                Director            December 17, 1997
------------------------------
Vernon R. Loucks Jr.

/s/ Henry A. McKinnell                  Director            December 17, 1997
------------------------------
Henry A. McKinnell


/s/ John R. Meyer                       Director            December 17, 1997
------------------------------
John R. Meyer


/s/ James R. Peterson                   Director            December 17, 1997
------------------------------
James R. Peterson

/s/ Michael R. Quinlan                  Director            December 17, 1997
------------------------------
Michael R. Quinlan


/s/ Volney Taylor                       Chairman, Chief     December 17, 1997
------------------------------            Executive
Volney Taylor                             Officer and
                                          Director